INITIAL CAPITAL AGREEMENT

99.2


Shinwa Yosetsu and Amanasu Environment Corporation have entered into an agreement under the following conditions;

1. Establishment of facilities to manufacture plants of water purification system and/or sea water desalination system and opening the market in various countries in Asia, including Japan. Amanasu Environment Corporation will fund $100,000 to establish a new company in order to conduct the project efficiently.

2. Shinwa Yosetsu will provide equipment and machines necessary for producing the products for the new company.

3.   Establishment  of  the  new  company  is to be executed in March of 2005.

4. In regards to subjects that are not attended to on this Agreement or any misunderstanding of provisions on this Agreement, Shinwa Yosetsu and Amanasu shall faithfully discuss and determine a solution for such matters.



March 8, 2005


Yoshiyuki Suzuki                        Shinwa Yosetsu
President                               678-1 Niisato-mura Okubo
                                        Seta-Gun, Gunma, Japan


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Atsushi  Maki                           Amanasu Environment Corporation
President                               701 5th Avenue, 42nd floor
                                        Seattle, WA 98104, USA


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